EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-372-7402

CAPITOL BANCORP REPORTS SECOND QUARTER RESULTS

RECENT 2009 HIGHLIGHTS
•  Assets in Excess of $5.7 Billion
•  Total Capital in Excess of 11%
•  Sales of Five Affiliate Banks Announced
•  Spin-Off of Michigan Banking Operations Announced

LANSING, Mich. and PHOENIX, Ariz.: July 23, 2009: Capitol reported a second quarter net loss of approximately $18.7 million.  The net loss per share for the quarter ended June 30, 2009 was $1.08, compared to net income of $0.04 per diluted share reported for the second quarter of 2008.

Consolidated assets approximated $5.7 billion compared to the approximate $5.3 billion reported at June 30, 2008, resulting in a 7 percent year-over-year increase.  Total portfolio loans were relatively flat at approximately $4.6 billion year-over-year, but reflect a 7 percent decline year-to-date and a nearly 10 percent decline on a linked-quarter basis (annualized).  Total deposits increased nearly 13 percent to approximately $4.7 billion from the approximate $4.2 billion reported at June 30, 2008.  While consolidated assets and total deposits show healthy growth over the past twelve months, and portfolio loans reflected a modest increase during this period, all three major balance sheet components demonstrate the Corporation’s focus on building balance sheet strength and liquidity by harvesting resources during these difficult economic times, as assets (-4 percent), loans (-10 percent) and deposits (-1 percent) all declined on a linked-quarter basis (annualized).

Capitol’s Chairman and CEO Joseph D. Reid said, “Capitol’s response to recessionary pressures has resulted in a shift from our historic strategic initiatives of developing and retaining affiliate banks to deleveraging the consolidated balance sheet and preserving capital resources.  Capitol has maintained strong core capital ratios, with a total capital ratio in excess of 11 percent of total assets, and we continue to focus our attention on marshalling resources through the recently announced divestitures of five affiliate banks and the spin-off of Michigan Commerce Bancorp Limited, with an aim to ensure the future soundness of the Corporation.”  Added Reid, “In this environment, the analyst and investor communities are focusing on two key performance metrics for the banking sector:  the ‘pre-tax, pre-provision’ operating results, and the ‘tangible equity’ measure of core balance sheet strength.  When appropriately adjusted for noncontrolling interests, Capitol’s ‘pre-tax, pre-provision’ operating results approximated $2.5 million for the second quarter of 2009, after dipping slightly into negative territory for 2009’s first quarter.  And, even with a challenging first six months of 2009 that has witnessed Capitol’s provision for loan losses of $64.0 million while experiencing modest balance sheet expansion to over $5.7 billion, the Corporation’s ‘tangible equity’ level, giving effect to noncontrolling interests in consolidated subsidiaries, was a solid 7 percent at June 30, 2009.”

Chairman Reid stated further, “After careful consideration and factoring in potential costs of the Treasury’s TARP program, both quantifiable and hidden, Capitol decided to officially withdraw its application for funds.  We believe Capitol’s key strategic initiatives, including the select divestitures of affiliate banks and the proposed spin-off of Michigan Commerce Bancorp Limited’s operations, will prove to be both cost-effective and more shareholder-oriented paths toward our objectives of building balance sheet strength, enhancing corporate-wide liquidity, marshalling resources and preserving core capital to support our organization.”

Spin-Off of Michigan Commerce Bancorp Limited
On July 21, 2009, Capitol announced its intention to formally and legally separate the operations of Michigan Commerce Bancorp Limited (“MCBL”) as an independent publicly-traded company.  Upon completion of the spin-off, Capitol will continue to be a national bank holding company and MCBL will be a separate publicly-traded bank holding company consisting of the substantial majority of Capitol’s prior Michigan-based banks (see attached pro forma financial statements).

In the proposed spin-off, Capitol’s shareholders will receive shares of MCBL common stock according to a distribution ratio.  The distribution ratio and related record date for the proposed distribution will be determined in the near future.  The proposed spin-off is subject to a number of contingencies.  The proposed spin-off will enable the two separate publicly-traded companies to focus on maximizing opportunities for the distinct business markets of each, and will allow both Capitol and MCBL to each develop and implement a strategic plan that fits their specific market and operations, resulting in enhanced shareholder value in both companies.

MCBL’s consolidated total assets approximated $1.3 billion or about 22 percent of Capitol’s total assets as of June 30, 2009.  If the proposed spin-off had been completed on June 30, 2009, consolidated assets for Capitol would have totaled approximately $4.5 billion, while reflecting a material decline in nonperforming assets and a modest increase in the consolidated total capital ratio.

Keefe, Bruyette & Woods is serving as financial advisor to Capitol for the spin-off.

Affiliate Bank Divestitures
In April, Capitol announced that it had retained Keefe, Bruyette & Woods as a financial advisor for the assessment and evaluation of current affiliate divestiture opportunities.  Capitol has since entered into definitive agreements to sell the following five affiliate institutions: Yuma Community Bank, located in Yuma, Arizona; Bank of Belleville, located in Belleville, Illinois; Bank of Santa Barbara, located in Santa Barbara, California; 1st Commerce Bank, located in

North Las Vegas, Nevada; and Community Bank of Rowan, located in Salisbury, North Carolina.

Chairman Reid stated, “These pending transactions serve to support our strategic initiatives to enhance balance sheet strength and prudently redeploy capital resources in certain markets experiencing select growth opportunities, while also supporting those affiliates currently facing challenges as a result of the volatile and uncertain economy.  These initiatives will further strengthen Capitol to weather this deep national recession.  We are proud to have worked with the management teams at each affiliate to establish strong banking foundations and financial platforms in their formative years.  We are confident that each will continue to deliver the best in personalized banking service to their respective communities through their alliances with customers and investors committed to the traditional community banking model fostered in those respective markets.”

At June 30, 2009, these five bank affiliates represented approximately $400 million in assets, and with transaction book value multiples in a range of 1.4x to 1.8x of tangible equity, collectively represent more than $50 million of “franchise” value for the five institutions.

Each of the divestiture transactions is subject to requisite regulatory approval and is expected to be completed in the second half of 2009.  The pro forma balance sheet implications are attached, serving to highlight the capital preservation benefits of these balance sheet deleveraging transactions.

Quarterly Performance
In the second quarter of 2009, consolidated net operating revenues were approximately $47.6 million, a slight 2 percent decrease compared to the approximate $48.7 million reported for the same period in 2008, reflecting the impact of a static earning asset profile over the past twelve months, combined with elevated levels of nonperforming assets causing pressure on the consolidated net interest margin.  Margin pressures were partially offset by an 8 percent year-over-year increase in noninterest income (a 41 percent increase on a linked-quarter basis), driven largely by a solid pick-up in non-portfolio residential mortgage origination fees and modest expansion in service charges on deposit accounts, helping to mute a slight decline in trust and wealth-management revenues reflective of the volatile capital markets.  An encouraging preliminary sign was the 21 basis-point improvement in Capitol’s linked-quarter net interest margin from 2.81 percent in the first quarter to 3.02 percent for the three months ended June 30, 2009.  The improvement in the quarterly margin was achieved despite a linked-quarter contraction in earning assets, coupled with a continued focus on corporate liquidity (cash and cash equivalents rose to approximately $804.6 million at June 30, 2009 or more than 14 percent of consolidated assets), which were positively offset by both a better funding mix in the quarter, that saw noninterest-bearing demand deposits increase to $721.5 million from $689.8 million at March 31, 2009, and slightly better yields on performing portfolio loans.

Noninterest, or operating, expenses increased 8.2 percent year-over-year, and reflect a 3.4 percent expansion on a linked-quarter basis to approximately $51.7 million.  However, the linked-quarter analysis is negatively distorted by a dramatic $3.2 million increase in regulatory fees (primarily attributable to a one-time special FDIC industry-wide assessment) and a $3.3 million increase in costs associated with problem asset resolution.  These two factors more than offset a $4.6 million linked-quarter reduction (approximately 16 percent) in compensation expense, which also represented a nearly 12 percent decline year-over-year tied to Capitol’s ongoing system-wide efficiency initiatives.  The Corporation continues to emphasize the reduction of operating expenses through salary and staffing reductions, operational efficiencies and tight controls on corporate overhead.  Growth initiatives have been suspended to ensure sufficient capital strength to weather the recession.  Capitol will continue to focus on liquidity and the support of its affiliate bank network.

The net loss for the second quarter of 2009 approximated $18.7 million compared to net income of $623,000 reported for the second quarter of 2008.  The net loss per share for the second quarter of 2009 was $1.08 compared to earnings per share of $0.04 for the quarter ended June 30, 2008.  The second quarter 2009 provision for loan losses increased to $35.8 million versus approximately $9.0 million for the same period in 2008 and $28.2 million recorded in the first quarter of 2009.  During the second quarter of 2009, net loan charge-offs were $21.2 million, resulting in a provision-to-net-charge-offs coverage ratio of 1.7x, enabling the Corporation to continue to build reserves in this challenging environment.

Six Month Performance
Net operating revenues approximated $90.0 million for the six months ended June 30, 2009, a 7 percent decrease compared to the approximate $97.2 million for the year-ago period, driven by margin compression and general softness across all major revenue components.  A significant increase in the provision for loan losses, which approximated $64.0 million for the first six months of 2009 versus $18.0 million for the comparable 2008 period, was the primary contributor in Capitol’s loss for the first half of the year.  The net loss per share for the first half of 2009 was $2.00, a decrease from earnings of $0.16 per diluted share reported for the corresponding period in 2008.  Bank performance, reserve building and related operating results of the Corporation’s mature banks in its Great Lakes Region were a major reason for the net loss.

Balance Sheet
With total capital resources approximating $631.9 million at June 30, 2009, the total capital-to-asset ratio was 11 percent, providing continued support for the Corporation’s $5.7 billion balance sheet.

Net charge-offs of 1.83 percent of average loans (annualized) reported for the second quarter of 2009 remained consistent with the first quarter of 2009, an increase from 0.60 percent reported for the corresponding period of 2008.  The ratio of nonperforming loans to total portfolio loans was 5.8 percent at June 30, 2009 compared to 5 percent reported at March 31, 2009.  Although still an increase from the previous quarter, the rate of increase for nonperforming loans and assets slowed substantially, as reflected in the material decline in the rate of increase for nonperforming loans that measured 37 percent in the first quarter of 2009 to approximately 14 percent for the most recent quarter.  The continued increase in nonperforming assets is attributable to borrower stress and nonperformance, coupled with a virtually nonexistent market for the sale of real estate which hinders the disposition of such assets.  The allowance coverage ratio of nonperforming loans improved modestly to approximately 43 percent at June 30, 2009, while the allowance for loan losses increased to 2.49 percent of portfolio loans from 2.12 percent at March 31, 2009.  The Michigan market, dealing with significant secular change versus what had historically been cyclical challenges, continues to be the source of a dominant portion of nonperforming loans, representing approximately 48 percent of consolidated nonperforming loans.  Capitol’s loan portfolio practices continue to reflect a disciplined approach to review, analysis and proper identification of portfolio issues with a long-term view to value preservation.

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $5.7 billion national community banking company, with a network of separately chartered banks with operations in 17 states.  It is the holder of the most individual bank charters in the country.  Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended			Six Months Ended
	June 30			June 30
	2009	2008		2009	2008

Condensed results of operations:
Interest income	$69,472	$76,137		$138,188	$155,640
Interest expense	28,890	33,945		60,149	71,513
Net interest income	40,582	42,192		78,039	84,127
Provision for loan losses	35,813	9,019		63,985	17,977
Noninterest income	6,994	6,477		11,951	13,042
Noninterest expense	51,688	47,788		101,683	92,593
Loss before income tax benefit	(39,925)	(8,138)		(75,678)	(13,401)

Net income (loss) attributable to Capitol Bancorp Limited	$(18,698)	$623		$(34,370)	$2,814

Net income (loss) per share attributable to Capitol Bancorp Limited:
Basic	$(1.08)	$0.04		$(2.00)	$0.16
Diluted	(1.08)	0.04		(2.00)	0.16
Book value per share at end of period	18.36	22.29		18.36	22.29
Common stock closing price at end of period	$2.65	$8.97		$2.65	$8.97
Common shares outstanding at end of period	17,517,000	17,317,000		17,517,000	17,317,000
Number of shares used to compute:
Basic earnings (loss) per share	17,244,000	17,144,000		17,203,000	17,143,000
Diluted earnings (loss) per share	17,244,000	17,177,000		17,203,000	17,179,000

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2009	2009	2008	2008	2008
Condensed summary of financial position:
Total assets	$5,726,148	$5,782,608	$5,654,836	$5,427,347	$5,340,400
Portfolio loans	4,580,428	4,695,317	4,735,229	4,662,772	4,564,522
Deposits	4,695,019	4,706,562	4,497,612	4,283,561	4,157,634
Capitol Bancorp Limited stockholders' equity	321,585	337,491	353,848	353,108	385,965
Total capital	$631,874	$656,942	$680,361	$681,154	$707,232

Key performance ratios:
Return on average assets	--	--	0.08%	--	0.05%
Return on average Capitol Bancorp Limited stockholders' equity	--	--	1.23%	--	0.64%
Net interest margin	3.02%	2.81%	2.98%	3.30%	3.50%
Efficiency ratio	108.64%	117.87%	97.52%	112.09%	98.19%

Asset quality ratios:
Allowance for loan losses / portfolio loans	2.49%	2.12%	1.96%	2.09%	1.40%
Total nonperforming loans / portfolio loans	5.78%	4.95%	3.59%	2.73%	2.10%
Total nonperforming assets / total assets	6.44%	5.53%	4.20%	3.43%	2.63%
Net charge-offs (annualized) / average portfolio loans	1.83%	1.83%	1.30%	1.74%	0.60%
Allowance for loan losses / nonperforming loans	43.17%	42.86%	54.66%	76.78%	66.77%

Capital ratios:
Capitol Bancorp Limited stockholders' equity / total assets	5.62%	5.84%	6.26%	6.51%	7.23%
Total capital / total assets	11.03%	11.36%	12.03%	12.55%	13.24%

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements include expressions such as "expect," "intend," "believe," "estimate," "may," "will," "anticipate" and "should"
and similar expressions also identify forward-looking statements which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol's results of operations, financial position, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
INTEREST INCOME:
Portfolio loans (including fees)	$68,359	$74,238	$136,435	$151,569
Loans held for sale	344	236	561	536
Taxable investment securities	152	102	304	235
Federal funds sold	23	1,008	58	2,221
Other	594	553	830	1,079
Total interest income	69,472	76,137	138,188	155,640

INTEREST EXPENSE:
Deposits	22,911	26,989	47,783	57,677
Debt obligations and other	5,979	6,956	12,366	13,836
Total interest expense	28,890	33,945	60,149	71,513

Net interest income	40,582	42,192	78,039	84,127

PROVISION FOR LOAN LOSSES	35,813	9,019	63,985	17,977
Net interest income after provision
for loan losses	4,769	33,173	14,054	66,150

NONINTEREST INCOME:
Service charges on deposit accounts	1,505	1,457	3,007	2,790
Trust and wealth-management revenue	1,135	1,563	2,523	3,208
Fees from origination of non-portfolio residential
mortgage loans	1,496	1,063	2,398	1,984
Gain on sales of government-guaranteed loans	405	643	645	1,223
Realized gains on sale of investment securities
available for sale		2	1	45
Other	2,453	1,749	3,377	3,792
Total noninterest income	6,994	6,477	11,951	13,042

NONINTEREST EXPENSE:
Salaries and employee benefits	24,442	27,730	53,495	53,278
Occupancy	4,843	4,500	9,734	8,904
Equipment rent, depreciation and maintenance	3,201	3,008	6,634	5,874
Costs associated with foreclosed properties and
other real estate owned	5,730	1,181	8,137	2,092
FDIC insurance premiums and other regulatory fees	5,348	933	7,462	1,870
Other	8,124	10,436	16,221	20,575
Total noninterest expense	51,688	47,788	101,683	92,593

Loss before income tax benefit	(39,925)	(8,138)	(75,678)	(13,401)

Income tax benefit	(14,571)	(2,701)	(27,419)	(4,696)

NET LOSS	(25,354)	(5,437)	(48,259)	(8,705)

Less interest in net losses attributable to noncontrolling interests	6,656	6,060	13,889	11,519

NET INCOME (LOSS) ATTRIBUTABLE TO
CAPITOL BANCORP LIMITED	$(18,698)	$623	$(34,370)	$2,814

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE
TO CAPITOL BANCORP LIMITED:
Basic	$(1.08)	$0.04	$(2.00)	$0.16

Diluted	$(1.08)	$0.04	$(2.00)	$0.16

CAPITOL BANCORP LIMITED
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	(Unaudited)
	June 30	December 31
	2009	2008
ASSETS

Cash and due from banks	$119,801	$136,499
Money market and interest-bearing deposits	652,383	391,836
Federal funds sold	32,397	96,031
Cash and cash equivalents	804,581	624,366
Loans held for sale	30,843	10,474
Investment securities:
Available for sale, carried at market value	13,809	15,584
Held for long-term investment, carried at
amortized cost which approximates fair value	33,661	32,856
Total investment securities	47,470	48,440
Portfolio loans:
Loans secured by real estate:
Commercial	2,125,443	2,115,515
Residential (including multi-family)	895,239	879,754
Construction, land development and other land	676,358	797,486
Total loans secured by real estate	3,697,040	3,792,755
Commercial and other business-purpose loans	786,175	845,593
Consumer	55,830	61,340
Other	41,383	35,541
Total portfolio loans	4,580,428	4,735,229
Less allowance for loan losses	(114,215)	(93,040)
Net portfolio loans	4,466,213	4,642,189
Premises and equipment	53,669	59,249
Accrued interest income	17,899	18,871
Goodwill	71,592	72,342
Other real estate owned	103,739	67,171
Other assets	130,142	111,734

TOTAL ASSETS	$5,726,148	$5,654,836

LIABILITIES AND EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$721,497	$700,786
Interest-bearing	3,973,522	3,796,826
Total deposits	4,695,019	4,497,612
Debt obligations:
Notes payable and short-term borrowings	362,575	446,925
Subordinated debentures	167,366	167,293
Total debt obligations	529,941	614,218
Accrued interest on deposits and other liabilities	36,680	29,938
Total liabilities	5,261,640	5,141,768

EQUITY:
Capitol Bancorp Limited stockholders' equity:
Preferred stock, 20,000,000 shares authorized;
none issued and outstanding
Common stock, no par value, 50,000,000 shares authorized;
issued and outstanding: 2009 - 17,517,331 shares
2008 - 17,293,908 shares	277,000	274,018
Retained earnings	45,048	80,255
Undistributed common stock held by employee-
benefit trust	(569)	(569)
Fair value adjustment (net of tax effect) for
investment securities available for sale (accumulated
other comprehensive income)	106	144
Total Capitol Bancorp Limited stockholders' equity	321,585	353,848
Noncontrolling interests in consolidated subsidiaries	142,923	159,220
Total equity	464,508	513,068

TOTAL LIABILITIES AND EQUITY	$5,726,148	$5,654,836

CAPITOL BANCORP LIMITED
Allowance for Loan Losses Activity

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	Periods Ended June 30
	Three Month Period		Six Month Period
	2009	2008	2009	2008
Allowance for loan losses at beginning of period	$99,629	$61,666	$93,040	$58,124

Loans charged-off:
Loans secured by real estate:
Commercial	(3,341)	(2,772)	(5,625)	(3,444)
Residential (including multi-family)	(6,180)	(1,013)	(11,368)	(3,163)
Construction, land development and other land	(7,153)	(1,761)	(13,867)	(3,120)
Total loans secured by real estate	(16,674)	(5,546)	(30,860)	(9,727)
Commercial and other business-purpose loans	(4,825)	(2,496)	(12,758)	(4,297)
Consumer	(252)	(55)	(544)	(189)
Other	(1)	(34)	(1)	(34)
Total charge-offs	(21,752)	(8,131)	(44,163)	(14,247)
Recoveries:
Loans secured by real estate:
Commercial	20	600	122	718
Residential (including multi-family)	154	376	201	460
Construction, land development and other land	2	197	121	223
Total loans secured by real estate	176	1,173	444	1,401
Commercial and other business-purpose loans	335	153	879	583
Consumer	14	24	29	65
Other	--	--	1	1
Total recoveries	525	1,350	1,353	2,050
Net charge-offs	(21,227)	(6,781)	(42,810)	(12,197)
Additions to allowance charged to expense	35,813	9,019	63,985	17,977

Allowance for loan losses at June 30	$114,215	$63,904	$114,215	$63,904

Average total portfolio loans for period ended June 30	$4,649,187	$4,541,327	$4,684,544	$4,472,508

Ratio of net charge-offs (annualized) to average portfolio loans outstanding	1.83%	0.60%	1.83%	0.55%

CAPITOL BANCORP LIMITED
Asset Quality Data

ASSET QUALITY (in thousands):

	June 30 2009	March 31 2009	December 31 2008
Nonaccrual loans:
Loans secured by real estate:
Commercial	$84,879	$68,537	$39,892
Residential (including multi-family)	57,764	62,961	35,675
Construction, land development and other land	87,055	77,861	72,996
Total loans secured by real estate	229,698	209,359	148,563
Commercial and other business-purpose loans	24,767	17,233	16,283
Consumer	586	356	190
Total nonaccrual loans	255,051	226,948	165,036

Past due (>90 days) loans and accruing interest:
Loans secured by real estate:
Commercial	2,706	2,345	1,623
Residential (including multi-family)	1,318	2,371	365
Construction, land development and other land	4,284	109	2,293
Total loans secured by real estate	8,308	4,825	4,281
Commercial and other business-purpose loans	1,152	636	747
Consumer	42	50	146
Total past due loans	9,502	5,511	5,174

Total nonperforming loans	$264,553	$232,459	$170,210

Real estate owned and other repossessed assets	103,953	87,074	67,449

Total nonperforming assets	$368,506	$319,533	$237,659

CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS (in thousands):

	Periods Ended June 30
	Three Month Period		Six Month Period
	2009	2008	2009	2008

Numerator—net income (loss) attributable to Capitol Bancorp Limited for the period	$(18,698)	$623	$(34,370)	$2,814

Denominator:
Weighted average number of shares outstanding, excluding unvested restricted shares (denominator for basic earnings per share)	17,244	17,144	17,203	17,143
Effect of dilutive securities:
Unvested restricted shares	--	33	--	27
Stock options	--	--	--	9
Total effect of dilutive securities	--	33	--	36
Denominator for diluted earnings per share—
Weighted average number of shares and potential dilution	17,244	17,177	17,203	17,179

Number of antidilutive stock options excluded from diluted earnings per share computation	2,428	2,494	2,428	2,269

AVERAGE BALANCES (in thousands):

	Periods Ended June 30
	Three Month Period		Six Month Period
	2009	2008	2009	2008

Portfolio loans	$4,649,187	$4,541,327	$4,684,544	$4,472,508
Earning assets	5,382,603	4,817,307	5,347,703	4,729,691
Total assets	5,756,390	5,191,195	5,718,720	5,092,365
Deposits	4,696,428	4,026,851	4,627,644	3,965,178
Capitol Bancorp Limited stockholders' equity	330,977	386,688	338,176	387,831

Unaudited Pro Forma Condensed Consolidated Balance Sheet
Capitol Bancorp Limited and Subsidiaries
June 30, 2009

(in $1,000s, except per share amounts)

		Proposed
		Spin-Off of
	Historical	Michigan Commerce
	Amounts	Bancorp Limited	Pro Forma
	As Reported	(Note A)	Consolidated

ASSETS

Cash and cash equivalents	$804,581	$(115,020)	$689,561
Loans held for resale	30,843	(2,592)	28,251
Investment securities	47,470	(8,374)	39,096
Portfolio loans	4,580,428	(1,087,545)	3,492,883
Less allowance for loan losses	(114,215)	36,958	(77,257)
Net portfolio loans	4,466,213	(1,050,587)	3,415,626
Premises and equipment, net	53,669	(11,932)	41,737
Goodwill	71,592	(2,875)	68,717
Other real estate owned	103,739	(25,116)	78,623
Other assets	148,041	(33,474)	114,567

TOTAL ASSETS	$5,726,148	$(1,249,970)	$4,476,178

LIABILITIES AND EQUITY

Liabilities:
Deposits	$4,695,019	$(1,086,341)	$3,608,678
Debt obligations	529,941	(51,400)	478,541
Other liabilities	36,680	(6,523)	30,157
Total liabilities	5,261,640	(1,144,264)	4,117,376

Equity:
Capitol Bancorp Limited stockholders' equity:
Preferred stock	-	-	-
Common stock	277,000	(118,546)	158,454
Retained earnings	45,048	12,799	57,847
Other, net	(463)	41	(422)
Total Capitol Bancorp Limited stockholders' equity	321,585	(105,706)	215,879
Noncontrolling interests in consolidated subsidiaries	142,923	-	142,923
Total equity	464,508	(105,706)	358,802

TOTAL LIABILITIES AND EQUITY	$5,726,148	$(1,249,970)	$4,476,178

Number of common shares outstanding	17,517,331		17,517,331

Book value per share of Capitol Bancorp Limited
stockholders' equity	$18.36		$12.32

Nonperforming loans	$264,553	$(91,562)	$172,991
Real estate owned and other repossessed assets	103,953	(25,134)	78,819
Total nonperforming assets	$368,506	$(116,696)	$251,810

Selected ratios:
Total equity as a percentage of total assets	8.11%	8.46%	8.02%
Total capital as a percentage of total assets--Note B	11.03%	8.46%	11.75%
Allowance for loan losses as a percentage of portfolio loans	2.49%	3.40%	2.21%
Allowance for loan losses coverage ratio of nonperforming loans	43.17%	40.36%	44.66%
Nonperforming loans as a percentage of portfolio loans	5.78%	8.42%	4.95%
Nonperforming assets as a percentage of total assets	6.44%	9.34%	5.63%

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet:

A--Pro forma spin-off of Michigan Commerce Bancorp Limited (MCBL), previously a wholly-
owned subsidiary of Capitol Bancorp Limited (Capitol). MCBL's amounts include its wholly-owned subsidiaries, Michigan Commerce Bank and Bank of Auburn Hills.

B--Total capital includes trust-preferred securities (subordinated debentures) and total equity.

Unaudited Pro Forma Condensed Consolidated Statements of Operations
Capitol Bancorp Limited and Subsidiaries

(in $1,000s, except per-share data)
	Six Months Ended June 30, 2009			Year Ended December 31, 2008
					Pro Forma Adjustments
		Spin-Off of			Spin-Off of
		Michigan			Michigan	Spin-Off of
		Commerce			Commerce	Bank of
		Bancorp			Bancorp	Auburn
	Historical	Limited	Pro Forma	Historical	Limited	Hills	Pro Forma
	Amounts	(Notes A and B)	Consolidated	Amounts	(Note A)	(Note B)	Consolidated

Interest income	$138,188	$(32,344)	$105,844	$304,315	$(75,446)	$(2,674)	$226,195
Interest expense	60,149	(14,813)	45,336	140,466	(36,809)	(1,512)	102,145
Net interest income	78,039	(17,531)	60,508	163,849	(38,637)	(1,162)	124,050
Provision for loan losses	63,985	(18,031)	45,954	82,492	(30,040)	(1,189)	51,263
Net interest income after provision for loan losses	14,054	500	14,554	81,357	(8,597)	27	72,787
Noninterest income	11,951	(2,104)	9,847	26,432	(4,491)	(91)	21,850
Noninterest expense	101,683	(22,446)	79,237	190,388	(33,916)	(1,509)	154,963
Loss before income tax benefit	(75,678)	20,842	(54,836)	(82,599)	20,828	1,445	(60,326)
Income tax benefit	(27,419)	7,075	(20,344)	(30,148)	7,060	487	(22,601)
NET LOSS	(48,259)	13,767	(34,492)	(52,451)	13,768	958	(37,725)
Less net losses attributable to noncontrolling interests	13,889	-	13,889	23,844	-	-	23,844

NET LOSS ATTRIBUTABLE TO CAPITOL BANCORP LIMITED	$(34,370)	$13,767	$(20,603)	$(28,607)	$13,768	$958	$(13,881)

NET LOSS PER SHARE ATTRIBUTABLE TO CAPITOL
BANCORP LIMITED:
Basic	$(2.00)		$(1.20)	$(1.67)			$(0.81)
Diluted	$(2.00)		$(1.20)	$(1.67)			$(0.81)

Elements of net loss per share computations (in 1,000s):
Average number of common shares outstanding
for purposes of computing basic net loss per
share--denominator for basic net loss per share	17,203		17,203	17,147			17,147
Effect of dilutive securities--stock options and unvested
restricted shares	-		-	-			-
Average number of common shares and dilutive securities
for purposes of computing diluted net loss per share	17,203		17,203	17,147			17,147

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations:

A--Pro forma spin-off of Michigan Commerce Bancorp Limited (MCBL), previously a wholly-
owned subsidiary of Capitol Bancorp Limited (Capitol). On March 31, 2009, Capitol transferred its interest in Michigan Commerce Bank (MCB, a wholly-owned subsidiary of Capitol) to MCBL, resulting in MCB becoming a wholly-owned subsidiary of MCBL. The pro forma adjustment removes the operating results of MCB as if the spin-off occurred at the beginning of the period presented.

B--Pro forma spin-off of Bank of Auburn Hills (BAH), previously a wholly-owned subsidiary of Capitol. On June 30, 2009, Capitol transferred its interest in BAH to MCBL, resulting in
BAH becoming a wholly-owned subsidiary of MCBL. The pro forma adjustment removes the operating results of BAH as if the spin-off occurred at the beginning of the period presented.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
Capitol Bancorp Limited and Subsidiaries
June 30, 2009

(in $1,000s)
		Pro Forma Adjustments
		Proposed	Pending
		Spin-Off of	Sale of
	Historical	Michigan Commerce	Five Bank
	Amounts	Bancorp Limited	Subsidiaries		Pro Forma
	As Reported	(Note A)	(Note B)		Consolidated

ASSETS

Cash and cash equivalents	$804,581	$(115,020)	$(20,178)		$669,383
Loans held for resale	30,843	(2,592)	(2,370)		25,881
Investment securities	47,470	(8,374)	(6,970)		32,126
Portfolio loans	4,580,428	(1,087,545)	(323,830)		3,169,053
Less allowance for loan losses	(114,215)	36,958	5,854		(71,403)
Net portfolio loans	4,466,213	(1,050,587)	(317,976)		3,097,650
Premises and equipment, net	53,669	(11,932)	(4,439)		37,298
Goodwill	71,592	(2,875)	(1,234)		67,483
Other real estate owned	103,739	(25,116)	(1,985)		76,638
Other assets	148,041	(33,474)	(6,474)		108,093

TOTAL ASSETS	$5,726,148	$(1,249,970)	$(361,626)		$4,114,552

LIABILITIES AND EQUITY

Liabilities:
Deposits	$4,695,019	$(1,086,341)	$(319,706)		$3,288,972
Debt obligations	529,941	(51,400)	(34,500)		444,041
Other liabilities	36,680	(6,523)	(951)		29,206
Total liabilities	5,261,640	(1,144,264)	(355,157)		3,762,219

Equity:
Capitol Bancorp Limited stockholders' equity:
Preferred stock	-	-			-
Common stock	277,000	(118,546)			158,454
Retained earnings	45,048	12,799	6,601	C	64,448
Other, net	(463)	41			(422)
Total Capitol Bancorp Limited stockholders' equity	321,585	(105,706)	6,601		222,480
Noncontrolling interests in consolidated subsidiaries	142,923	-	(13,070)		129,853
Total equity	464,508	(105,706)	(6,469)		352,333

TOTAL LIABILITIES AND EQUITY	$5,726,148	$(1,249,970)	$(361,626)		$4,114,552

Nonperforming loans	$264,553	$(91,562)	$(12,401)		$160,590
Real estate owned and other repossessed assets	103,953	(25,134)	(1,985)		76,834
Total nonperforming assets	$368,506	$(116,696)	$(14,386)		$237,424

Selected ratios:
Total equity as a percentage of total assets	8.11%				8.56%
Total capital as a percentage of total assets--Note D	11.03%				12.63%
Allowance for loan losses as a percentage of portfolio loans	2.49%				2.25%
Allowance for loan losses coverage ratio of nonperforming loans	43.17%				44.46%
Nonperforming loans as a percentage of portfolio loans	5.78%				5.07%
Nonperforming assets as a percentage of total assets	6.44%				5.77%

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet:

A--Pro forma spin-off of Michigan Commerce Bancorp Limited (MCBL), previously a wholly-
owned subsidiary of Capitol Bancorp Limited (Capitol). MCBL's amounts include its wholly-owned subsidiaries, Michigan Commerce Bank and Bank of Auburn Hills.

B--Pending sale of Yuma Community Bank, Bank of Santa Barbara, Bank of Belleville, Community
Bank of Rowan and 1st Commerce Bank.

C--Estimated gain on pending sale of banks (see Note B), less transaction expenses and related federal income tax effect. Sale proceeds are estimated to approximate $34.5 million.

D--Total capital includes trust-preferred securities (subordinated debentures) and total equity.

Capitol Bancorp’s National Network of Community Banks

Arizona Region:
Arrowhead Community Bank	Glendale, Arizona
Asian Bank of Arizona	Phoenix, Arizona
Bank of Tucson	Tucson, Arizona
Camelback Community Bank	Phoenix, Arizona
Central Arizona Bank	Casa Grande, Arizona
Colonia Bank	Phoenix, Arizona
Mesa Bank	Mesa, Arizona
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona
Yuma Community Bank	Yuma, Arizona

California Region:
Bank of Escondido	Escondido, California
Bank of Feather River	Yuba City, California
Bank of San Francisco	San Francisco, California
Bank of Santa Barbara	Santa Barbara, California
Napa Community Bank	Napa, California
Point Loma Community Bank	San Diego, California
Sunrise Bank of San Diego	San Diego, California
Sunrise Community Bank	Palm Desert, California

Colorado Region:
Fort Collins Commerce Bank	Fort Collins, Colorado
Larimer Bank of Commerce	Fort Collins, Colorado
Loveland Bank of Commerce	Loveland, Colorado
Mountain View Bank of Commerce	Westminster, Colorado

Great Lakes Region:
Bank of Auburn Hills	Auburn Hills, Michigan
Bank of Maumee	Maumee, Ohio
Bank of Michigan	Farmington Hills, Michigan
Capitol National Bank	Lansing, Michigan
Elkhart Community Bank	Elkhart, Indiana
Evansville Commerce Bank	Evansville, Indiana
Goshen Community Bank	Goshen, Indiana
Michigan Commerce Bank	Ann Arbor, Michigan
Ohio Commerce Bank	Beachwood, Ohio
Paragon Bank & Trust	Holland, Michigan

Midwest Region:
Adams Dairy Bank	Blue Springs, Missouri
Bank of Belleville	Belleville, Illinois
Community Bank of Lincoln	Lincoln, Nebraska
Summit Bank of Kansas City	Lee’s Summit, Missouri

Nevada Region:
1st Commerce Bank	North Las Vegas, Nevada
Bank of Las Vegas	Las Vegas, Nevada
Black Mountain Community Bank	Henderson, Nevada
Desert Community Bank	Las Vegas, Nevada
Red Rock Community Bank	Las Vegas, Nevada

Northeast Region:
USNY Bank	Geneva, New York

Northwest Region:
Bank of Bellevue	Bellevue, Washington
Bank of Everett	Everett, Washington
Bank of Tacoma	Tacoma, Washington
High Desert Bank	Bend, Oregon
Issaquah Community Bank	Issaquah, Washington

Capitol’s National Network of Community Banks – Continued

Southeast Region:
Bank of Valdosta	Valdosta, Georgia
Community Bank of Rowan	Salisbury, North Carolina
First Carolina State Bank	Rocky Mount, North Carolina
Peoples State Bank	Jeffersonville, Georgia
Pisgah Community Bank	Asheville, North Carolina
Sunrise Bank of Atlanta	Atlanta, Georgia

Texas Region:
Bank of Fort Bend	Sugar Land, Texas
Bank of Las Colinas	Irving, Texas